UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

       Date of Report (Date of earliest event reported): October 25, 2005



                          AMERICAN ECOLOGY CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                     0-11688               95-3889638
            --------                     -------               ----------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)

         Lakepointe Centre I,
        300 E. Mallard, Suite 300                                  83706
             Boise, Idaho                                          -----
   (Address of principal executive                               (Zip Code)
               offices)


                                 (208) 331-8400
                                 --------------
              (Registrant's telephone number, including area code)


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
ITEM  8.01.  OTHER EVENTS


Recently the Company was notified by Honeywell International, Inc. that waste shipments from the New Jersey site had been delayed. The delay was not caused by the Company and the Contract between Honeywell and the Company remains in full force and effect.

American Ecology will assess Honeywell certain fees for not meeting minimum weekly shipment requirements as provided for under the Contract. The Company will also pay certain fees to its New Jersey subcontractor as provided for in separate sub-contract. Management is presently working with Honeywell and its subcontractors to minimize delay costs.

The Company can make no assurance of when or how much Chromium Ore Processing Residue will be shipped to the Company's facilities or that Honeywell will favorably or timely resolve the matters causing such delay in the project.

A copy of the press release is attached as Exhibit 99 and incorporated by reference herein.

Exhibit 99 Press Release dated October 27, 2005 titled "AMERICAN ECOLOGY ANNOUNCES WASTE SHIPMENTS DELAYED AT NEW JERSEY SITE"


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
SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          AMERICAN ECOLOGY CORPORATION
                                                  (Registrant)




Date: October 27, 2005                    By: /S/ James  R. Baumgardner
                                              -------------------------
                                                    James R. Baumgardner
                                                    Senior Vice President,
                                                    Chief Financial Officer,
                                                    Secretary and Treasurer


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
                                    EXHIBIT INDEX


Exhibit         Description
-------         -----------

Exhibit 99 Press Release dated October 27, 2005 titled "AMERICAN ECOLOGY ANNOUNCES WASTE SHIPMENTS DELAYED AT NEW JERSEY SITE"


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